                                                                    EXHIBIT 4.25



     THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                         THE TRANSFER OF THIS WARRANT IS
                         RESTRICTED AS DESCRIBED HEREIN.


                             AMPERSAND MEDICAL CORP.

               Warrant for the Purchase of Shares of Common Stock,
                            Par value $.001 per share

No. 1                                                             150,000 Shares


     THIS CERTIFIES that, for value received, TUCKER ANTHONY INCORPORATED (the "HOLDER"), is entitled to subscribe for and purchase from Ampersand Medical Corp., a Delaware corporation (the "COMPANY'), upon the terms and conditions set forth herein, at any time or from time to time before 5:00 P.M., New York time, on July 10, 2006 (the "EXERCISE PERIOD"), 150,000 shares of the Company's Common Stock, par value $.001 per share ("COMMON STOCK"), at a price of $1.20 per share (the "EXERCISE PRICE") (collectively, including any warrants issued upon the exercise or transfer of any such warrants in whole or in part, the "WARRANTS"). All of the 150,000 shares subject to the Warrant shall vest on the date hereof. As used herein, the term "this Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part. This Warrant may not be sold, transferred, assigned or hypothecated until July 10, 2006, except that it may be transferred, in whole or in part, to (i) one or more directors, officers, members or employees of the Holder (or the directors, officers, members or employees of any such member); (ii) any other firm which participated in the transactions contemplated by the engagement letter (the "TRANSACTION") (or the directors, officers, members or employees of any such firm); (iii) a successor to the Holder, or the officers, members or employees of such successor; (iv) a purchaser of substantially all of the assets of the Holder; or (v) by operation of law; and the term the "Holder" as used herein shall include any transferee to whom this Warrant has been transferred in accordance with the above.

     The number of shares of Common Stock issuable upon exercise of the Warrants (the "WARRANT SHARES") and the Exercise Price may be adjusted from time to time as hereinafter set forth.

     1. Exercise. This Warrant may be exercised during the Exercise Period, as to the whole or any lesser number of whole Warrant Shares, by the surrender of this Warrant (with the election form at the end hereof duly executed) to the Company at its office at 414 North Orleans, Suite 510, Chicago, IL 60610 or at such other place as is designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised (the "STOCK PURCHASE PRICE").

     2. Conversion. (a) In lieu of the payment of the Stock Purchase Price, the Holder shall have the right (but not the obligation), to require the Company to convert this Warrant, in whole or in part, into shares of Common Stock (the "CONVERSION RIGHT") as provided for in this Section 2. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Stock Purchase Price) that number of shares of Common Stock (the "CONVERSION SHARES") equal to the quotient obtained by dividing (x) the value of this Warrant (or portion thereof as to which the Conversion Right is being exercised if the Conversion Right is being exercised in part) at the time the Conversion Right is exercised (determined by subtracting the aggregate Stock Purchase Price of the shares of Common Stock as to which the Conversion Right is being exercised in effect immediately prior to the exercise of the Conversion Right from the aggregate Current Market Price (as defined in Section 6(c) hereof), as of the date of exercise of the Conversion Right, of the shares of Common Stock as to which the Conversion Right is being exercised) by (y) the Current Market Price of one share of Common Stock, as of the date of exercise of the Conversion Right.

        (b) The Conversion Rights provided under this Section 2 may be exercised, in whole or in part, at any time and from time to time, while any Warrants remain outstanding. In order to exercise the Conversion Right, the Holder shall surrender to the Company, at its offices, this Warrant with the Cashless Exercise Form at the end hereof duly executed. The presentation and surrender shall be deemed a waiver of the Holder's obligation to pay all or any portion of the aggregate purchase price payable for the shares of Common Stock as to which such Conversion Right is being exercised. This Warrant (or so much thereof as shall have been surrendered for conversion) shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Warrant for conversion in accordance with the foregoing provisions.



     3. Holder of Record. Upon each exercise of the Holder's rights to purchase Warrant Shares or Conversion Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares or Conversion Shares issuable upon such exercise or conversion, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares or Conversion Shares shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise or conversion of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares or Conversion Shares issuable upon such exercise or conversion, registered in the name of the Holder or its designee. If this Warrant should be exercised or converted in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

     4. Warrant Register. Any Warrants issued upon the transfer or exercise or conversion in part of this Warrant shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act of 1933, as amended (the "ACT"), and the rules and regulations thereunder.

     5. Valid Issuance. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares and/or Conversion Shares granted pursuant to the Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant, upon receipt by the Company of the full Exercise Price therefor, and all shares of Common Stock issuable upon conversion of this Warrant, shall be validly issued, fully paid and nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive rights of stockholders, optionholders, warrantholders and any other persons and the Holders will receive good title to the securities purchased by them, respectively, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts which might be created by acts or omissions to act of the Company.

     6. Dilutive Events. (a) In case the Company shall at any time after the date the Warrants were first issued (i) declare a dividend on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock into a greater number of shares, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Exercise Price, and the number and kind of securities issuable upon exercise or conversion of this Warrant, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, shall be altered, effective as of the close of business on such record date, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Exercise Price by a fraction:

            (1) the numerator of which shall be the Current Market Price in effect on such record date or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, less the amount of such dividend or distribution (as determined in good faith by the Board of Directors of the Company) applicable to one Common Share, and

            (2) the denominator of which shall be such Current Market Price, provided that, in the event that the amount of such dividend as so determined is equal to or greater than ten percent (10%) of such Current Market Price or in the event that such fraction is less than 9/10, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holder of this Warrant shall receive a pro rata share of such dividend based upon the maximum number of Common Stock at a time issuable to such Holder (determined without regard to whether the Warrant is exercisable at such time).

        (b) Treatment of Share Dividends, Share Splits, etc. In case the
Company at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding Common Stock into a greater number of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, Additional Common Stock shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such clause, at the close of business on the date immediately prior to the day upon which such corporate action becomes effective.

        (c) For purposes of this Agreement, "CURRENT MARKET PRICE" shall mean the Market Price on the relevant date, as long as the national securities exchanges were open for trading on such date, provided, however, that if the national securities exchanges were not open for trading on such date, it shall mean the Market Price on the most recent date for which the national securities exchanges were open for trading, and further provided, that if no Common Stock is then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Market Price on such date. The "MARKET PRICE" shall mean the amount per share of Common Stock equal to (a) the last sale price of such shares of Common Stock on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchanges on which such shares of Common Stock are then listed or admitted to trading or (b) if such shares of Common Stock are not then listed or admitted to trading on any national securities exchange but are designated as a national market system security by the NASD, the last trading price of the shares of Common Stock on such date, or
(c) if there shall have been no trading on such date or if the shares of Common Stock are not so designated, the average of the closing bid and asked prices of the shares of Common Stock on such date as shown by the NASD automated quotation system, or (d) if such shares of Common Stock are not then listed or admitted to trading on any national exchange or quoted in the over-the-counter market, the higher of (x) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company as of the last day of any month ending within sixty (60) days preceding the date as of which the determination is to be made or (y) the fair value thereof determined in good faith by the Board of Directors of the Company as of a date which is within twenty (20) days of the date as of which the determination is to be made.

        (d) Computation of Consideration. For the purposes of this Section 6:

            (1) the consideration for the issue or sale of any Additional Common Stock shall, irrespective of the accounting treatment of such consideration,

                (i) insofar as it consists of cash, be computed at the net amount of cash received by the Company, without deducting any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or other performing similar services in connection with such issue or sale,

                (ii) insofar as it consists of property (including securities) other than cash, be computed at the fair value thereof at the time of such issue or sale, as determined in good faith by the Board of Directors of the Company, and

                (iii) in case Additional Common Stock are issued or sold together with other shares or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i) and (ii) above, allocable to such Additional Common Stock, all as determined in good faith by the Board of Directors of the Company.

            (2) Additional Common Stock deemed to have been issued pursuant to Section 7(c) relating to share dividends, share splits, etc., shall be deemed to have been issued for no consideration.

        (e) Adjustments for Combinations, etc. In case the outstanding Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of Common Stock, the Exercise Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

        (f) Dilution in Case of Other Securities. In case any Other Securities shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any shares (or Other Securities) of the Company (or any issuer of Other Securities or any other person referred to in Section 7(a)) or to subscription, purchase or other acquisition pursuant to any Options issued or granted by the Company (or any such other issuer or person) for a consideration such as to dilute, on a basis consistent with the standards established in the other provisions of this Section 6, the purchase rights granted by this Warrant, then, and in each such case, the computations, adjustments and readjustments provided for in this Section 6 with respect to the Exercise Price shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the exercise of the Warrants, so as to protect the Holders of the Warrants against the effect of such dilution. Notwithstanding the foregoing, the provisions of this Section 6 shall not apply with respect to the issuance or sale of Common Stock, or the grant of options exercisable at a price that is equal to or exceeds the fair market value of the Company's Common Stock on the date of issuance, issued or issuable after the date hereof to directors, officers, employees and consultants of the Company or any subsidiary pursuant to any qualified or non-qualified stock option plan or agreement, stock purchase plan or agreement, stock restriction agreement, employee stock ownership plan
(ESOP), consulting agreement, or such other options, issuances, arrangements or plans intended principally as a means of providing compensation for employment or services and approved by the Board of Directors.

        (g) No adjustment in the Exercise Price shall be required if such adjustment is less than $.05; provided, however, that any adjustments which by reason of this Section 6(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 6 shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

        (h) Upon each adjustment of the Exercise Price as a result of the calculations made in Section 6(a) hereof, this Warrant shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest thousandth) obtained by dividing (i) the product obtained by multiplying the number of shares purchasable upon exercise of this Warrant prior to adjustment of the number of shares by the Exercise Price in effect prior to adjustment of the Exercise Price, by (ii) the Exercise Price in effect after such adjustment of the Exercise Price.

        (i) Whenever there shall be an adjustment as provided in this Section 6, the Company shall promptly cause written notice thereof to be sent by registered mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

        (j) The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise or conversion of this Warrant. If any fraction of a share would be issuable on the exercise or conversion of this Warrant (or specified portions thereof) but for the preceding sentence, the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price of such share of Common Stock on the date of exercise or conversion of this Warrant.


     7. Assumption of Obligations: (a) In case of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety, such successor, leasing or purchasing corporation, as the case may be, shall (i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon exercise or conversion of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such consolidation, merger, sale, lease, or conveyance by a holder of the number of shares of Common Stock for which this Warrant would have been exercisable or into which this Warrant could have been converted immediately prior to such consolidation, merger, sale, lease or conveyance, and
(ii) make effective provision in its certificate of incorporation or otherwise, if necessary, to effect such agreement. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 6 hereof.

        (b) In case of any reclassification or change of the shares of Common Stock issuable upon exercise or conversion of this Warrant (other than a change in par value or from a specified par value to no par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from a specified par value to no par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise or conversion of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of Common Stock for which this Warrant would have been exercisable or into which this Warrant could have been converted immediately prior to such reclassification, change, consolidation or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 6.

        (c) The above provisions of this Section 7 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases or conveyances.

     8. Notice of Adjustments. In case at any time the Company shall propose

        (i) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such dividend) to all holders of Common Stock; or

        (ii) to issue any rights, warrants or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants or other securities; or

        (iii) to effect any reclassification or change of outstanding shares of Common Stock, or any consolidation, merger, sale, lease or conveyance of property, described in Section 7; or

        (iv) to effect any liquidation, dissolution or winding-up of the Company; or

        (v) to take any other action which would cause an adjustment to the Exercise Price;

then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid, to each Holder at the address for such Holder as it shall appear in the Warrant Register, mailed at least 10 days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, other securities are to be determined, (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up, or (iii) the date of such action which would require an adjustment to the Exercise Price.

     9. Taxes. The issuance of any shares or other securities upon the exercise or conversion of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     10. Registration Rights. (a) If, at any time during the five year period commencing on July 10, 2001 the Company shall file a registration statement (other than on Form S-4, Form S-8 or any successor form) with the Securities and Exchange Commission (the "COMMISSION") while any Eligible Securities (as hereinafter defined) are outstanding, the Company shall give all of the then holders of any Eligible Securities (the "ELIGIBLE HOLDERS") at least 15 days prior written notice of the filing of such registration statement. If requested by any Eligible Holder in writing within 20 days after receipt of any such notice, the Company shall, at the Company's sole expense (other than the fees and disbursements of counsel for the Eligible Holders and the underwriting discounts, if any, payable in respect of the Eligible Securities sold by any Eligible Holder), register or qualify all or, at each Eligible Holder's option, any portion of the Eligible Securities of any Eligible Holder who shall have made such request, concurrently with the registration of such other securities, all to the extent required to permit a public offering and sale of the Eligible Securities through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors and counsel to cause such registration statement to become effective as promptly as practicable. Notwithstanding the foregoing, if the managing underwriter of any such offering shall advise the Company in writing that, in its opinion, the distribution of all or a portion of the Eligible Securities requested by the Eligible Holders to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, then any Eligible Holder who shall have requested registration of his or its Eligible Securities shall delay the offering and sale of such Eligible Securities (or the portions thereof so designated by such managing underwriter) for such period, not to exceed 90 days from the effectiveness of any registration statement (the "DELAY PERIOD"), as the managing underwriter shall request, provided that no such delay shall be required as to any Eligible Securities if any securities of the Company are included in such registration statement and eligible for sale during the Delay Period for the account of any person other than the Company and any Eligible Holder unless the securities included in such registration statement and eligible for sale during the Delay Period for such other person shall have been reduced pro rata to the reduction of the Eligible Securities which were requested to be included and eligible for sale during the Delay Period in such registration. As used herein, "ELIGIBLE SECURITIES" shall mean the Warrants and the Warrant Shares and the Conversion Shares which, in each case, have not been previously sold pursuant to a registration statement or sold or eligible for sale pursuant to Rule 144 promulgated under the Act.

        (b) If, during the six-month period commencing on July 10, 2001, the Company has not filed a registration statement (other than on Form S-4, Form S-8 or any successor form) with the Commission while any Eligible Securities are outstanding, and the Eligible Holders have not been given the opportunity to exercise their registration rights pursuant to Section 10(a) above, the Eligible Holders who in the aggregate own (or upon exercise of all Warrants then outstanding would own) a majority of the total number of shares of Common Stock then included (or upon such exercise would be included) in the Eligible Securities (the "MAJORITY HOLDERS") will have the right to, at any time during the four year period commencing after the expiration of the six-month period mentioned above, give a written request to the Company to register the sale of all or part of such Eligible Securities. The Company shall, as promptly as practicable, prepare and file with the Commission a registration statement sufficient to permit the public offering and sale of the Eligible Securities through the facilities of all appropriate securities exchanges and the over-the counter market, and will use such registration statement to become effective as promptly as practicable; provided, however, that the Company shall only be obligated to file one such registration statement for which all expenses incurred in connection with such registration (other than the fees and disbursements of counsel for the Eligible Holders and underwriting discounts, if any, payable in respect of the Eligible Securities sold by the Eligible Holders) shall be borne by the Company and one additional such registration statement for which all such expenses shall be paid by the Eligible Holders. Within three business days after receiving any request contemplated by this Section 10(b), the Company shall give written notice to all the other Eligible Holders, advising each of them that the Company is proceeding with such registration and offering to include therein all or any portion of any such other Eligible Securities, provided that the Company receives a written request to do so from such Eligible Holder within 20 days after receipt by him or it of the Company's notice.

        (c) In the event of a registration pursuant to the provisions of this
Section 10, the Company shall use its best efforts to cause the Eligible Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not otherwise required to be so qualified, (B) subject itself to taxation in any jurisdiction wherein it is not so subject or (C) consent to general service of process in any such jurisdiction or otherwise take action that would subject it to the general jurisdiction of the courts of any jurisdiction to which it is not so subject.

        (d) The Company shall keep effective any registration or qualification contemplated by this Section 10 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as shall be required to permit the Eligible Holders to complete the offer and sale of the Eligible Securities covered thereby. The Company shall in no event be required to keep any such registration or qualification in effect for a period in excess of nine months from the date on which the Eligible Holders are first free to sell such Eligible Securities.

        (e) In the event of a registration pursuant to the provisions of this
Section 10, the Company shall furnish to each Eligible Holder such number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Act and the rules and regulations thereunder, and such other documents, as any Eligible Holder may reasonable request to facilitate the disposition of the Eligible Securities included in such registration.

        (f) In the event of a registration pursuant to the provisions of this
Section 10, the Company shall furnish each Eligible Holder of any Eligible Securities so registered with an opinion of its counsel (reasonably acceptable to the Eligible Holders) to the effect that (i) the registration statement has become effective under the Act and no order suspending the effectiveness of the registration statement, preventing or suspending the use of the registration statement, any preliminary prospectus, any final prospectus or any amendment or supplement thereto has been issued, nor has the Commission or any securities or blue sky authority of any jurisdiction instituted or threatened to institute any proceedings with respect to such an order, (ii) the registration statement and each prospectus forming a part thereof (including each preliminary prospectus), and any amendment or supplement, thereto, complies as to form with the Act and the rules and regulations thereunder, and (iii) such counsel has no knowledge of any material misstatement or omission in such registration statement or any prospectus, as amended or supplemented. Such opinion shall also state the jurisdictions in which the Eligible Securities have been registered or qualified for sale pursuant to the provisions of Section 10(c).

        (g) In the event of a registration pursuant to the provision of this
Section 10, the Company shall enter into a cross-indemnity agreement and a contribution agreement, each in customary form, with each underwriter, if any, and, if requested, enter into an underwriting agreement containing conventional representations, warranties, allocation of expenses, and customary closing conditions, including, but not limited to, opinions of counsel and accountants' cold comfort letters, with any underwriter who acquires any Eligible Securities.

        (h) The Company covenants and agrees that, until all the Eligible Securities have been sold under a registration statement or pursuant to Rule 144 under the Act, it shall keep current in filing all reports, statements and other materials required to be filed with the Commission to permit holders of the Eligible Securities to sell such securities under Rule 144.

        (i) The Company may delay any requested registration hereunder by giving written notice to Eligible Holders who have elected to include their Eligible Securities in a registration under this Section 10 if the Company's Board of Directors determines in good faith that a registration at such time would be materially detrimental to the Company provided that any such delay shall not exceed ninety (90) days and the Company cannot provide this notice more than twice in any twelve-month period.

        (j) Notwithstanding the foregoing, if the managing underwriter of an offering which includes all or a portion of the Eligible Securities, and such managing underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Eligible Securities) then the Company shall so advise all security holders whose securities are proposed to be registered, and the number of shares that may be included in the underwriting and registration shall be allocated pro rata to the participating security holders based on the number of securities initially proposed to be underwritten.

     11. Indemnification. (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each Eligible Holder, its officers, directors, members, employees, agents and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Act or
Section 20(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from and against any and all loss, liability, charge, claim, damage and expense whatsoever (which shall include, for all purposes of this Section 11, but not be limited to, reasonable attorneys' fees and any and all reasonable expense whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any registration statement, preliminary prospectus or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, relating to the sale of any of the Eligible Securities, or (B) in any application or other document or communication (in this Section 11 collectively called an "APPLICATION") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Eligible Securities under the securities or blue sky laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to such Eligible Holder by or on behalf of such person expressly for inclusion in any registration statement, preliminary prospectus or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or
(ii) any breach of any representation, warranty, covenant or agreement of the Company contained in this Warrant. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Warrant.

     If any action is brought against any Eligible Holder or any of its officers, directors, members, employees, agents or counsel, or any controlling persons of such person (an "INDEMNIFIED PARTY") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the

Company in writing of the institution of such action (provided that the failure so to notify shall not relieve the Company from any liability pursuant to this
Section 11(a), but shall only reduce the amount of the indemnification if any to the extent that the Company is prejudiced by such delay) and the Company shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be a conflict of interest between the indemnified party or parties and the Company in the conduct of the defense of such action in any of which events such fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this Section 11 to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. The Company shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company agrees promptly to notify the Eligible Holders of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of any Eligible Securities or any preliminary prospectus, prospectus, registration statement, or amendment or supplement thereto, or any application relating to any sale of any Eligible Securities.

        (b) The Holder agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed any registration statement covering Eligible Securities held by the Holder, each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and its or their respective counsel, to the same extent as the foregoing indemnity from the Company to the Holder in Section 11(a), but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company with respect to the Holder by or on behalf of the Holder expressly for inclusion in any such registration statement, preliminary prospectus or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, preliminary prospectus or final prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against the Holder pursuant to this Section 11(b), the Holder shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 11(a).

        (c) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 11(a) or 11(b) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any such registration statement, any controlling person of the Company, and its or their respective counsel), as one entity, and the Eligible Holders of the Eligible Securities included in such registration in the aggregate (including for this purpose any contribution by or on behalf of an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and such Eligible Holders in connection with the facts which resulted in such losses, liabilities, claims, damages and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by such Eligible Holders, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Holder agree that it would be unjust and inequitable if the respective obligations of the Company and the Eligible Holders for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages and expenses (even if the Holder and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 11(c). In no case shall any Eligible Holder be responsible for a portion of the contribution obligation imposed on all Eligible Holders in excess of its pro rata share based on the number of shares of Common Stock owned by it (or which would be owned by it upon exercise of all Eligible Securities) and included in such registration as compared to the number of shares of Common Stock owned by it (or which would be owned by it upon exercise of all Eligible Securities by all Eligible Holders) and included in such registration. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 11(c), each person, if any, who controls any Eligible Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, member, employee, agent and counsel of each such Eligible Holder or control person shall have the same rights to contribution as such Eligible Holder or control person and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any such registration statement, each director of the Company, and its or their respective counsel shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 11(c). Anything in this Section 11(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This
Section 11(c) is intended to supersede any right to contribution under the Act, the Exchange Act or otherwise.

     12. Representations and Warranties. The Company represents and warrants to Holder as follows:

        (a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms;

        (b) The shares of Common Stock issuable hereunder have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable;

        (c) The execution and delivery of this Warrant are not, and the issuance of the shares of Common Stock upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Certificate of Incorporation or by-laws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and, except for consents that have already been obtained by the Company, do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any Federal, state or local governmental authority or agency or other person.

     13. Legend. Unless registered pursuant to the provisions of Section 10 hereof, the Warrant Shares or Conversion Shares issued upon exercise or conversion of the Warrants shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Shares shall bear the following legend:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

     14. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, nonassessable and not subject to the preemptive rights of any shareholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all Common Stock issuable upon the exercise of the Warrants to be listed on all securities exchanges and/or included in the automated quotation system of the Nasdaq (subject to official notice of issuance) with respect to which the Common Stock issued to the public in connection herewith may then be listed and/or quoted.

     15. Destroyed or Lost Warrants. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor and denomination.

     16. Notices to Warrant Holders. In the event of

        (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

        (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other person or any transfer of all or substantially all the assets of the Company to any other person, or

        (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail to each Holder of a Warrant a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and time, if any such time is to be fixed, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 45 days prior to the date therein specified.

     17. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given or made at the time delivered by hand if personally delivered; five calendar days after mailing if sent by registered or certified mail; when answered back, if telexed; when receipt is acknowledged, if telecopied: and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee):

        (a) If to the registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

        (b) If to the Company, to the address set forth in Section 1 hereof or to such other address as the Company may designate by notice to the Holders.

     18. Supplements and Amendments. The Company and the Underwriter may from time to time supplement or amend this Agreement without the approval of any Holders of

Warrants (other than the Underwriter) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Underwriter may deem necessary or desirable and which the Company and the Underwriter deem shall not adversely affect the interests of the Holders of Warrants.

     19. No Notice of Meetings. The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

     20. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed within such State, without regard to the principles thereof respecting conflicts of law.

Dated:
       -------------------------
                                                AMPERSAND MEDICAL CORP.


                                                By:
                                                   -----------------------------
                                                   Name:

                                                   -----------------------------
                                                   Title:



Attest:



--------------------------------
Secretary


                                                Acknowledged and Accepted by:


                                                TUCKER ANTHONY INCORPORATED


                                                By:
                                                   -----------------------------
                                                   Name:

                                                   -----------------------------
                                                   Title:

                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

     FOR VALUE RECEIVED, _______________________________ hereby sells, assigns and transfers unto ______________________ a Warrant to purchase ______ shares of Common Stock, par value $.001 per share, of AMPERSAND MEDICAL CORP. (the "Company"), together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________ attorney to transfer such Warrant on the books of the Company, with full power of substitution.


Dated:
       -------------------------

Signature
         -----------------------



                                     NOTICE


     The Signature on the foregoing Assignment must correspond to the name as written upon the fact of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

To:   Ampersand Medical Corp.
      414 North Orleans, Suite 510
      Chicago, IL 60610

                              ELECTION TO EXERCISE

     The undersigned hereby exercises his or its rights to purchase ____ Warrant Shares covered by the within Warrant and tenders payment herewith in the amount of $________ in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    (Print Name, Address and Social Security
                          or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated:                                        Name
      ----------------------------                 -----------------------------
                                                              (Print)

Address:
        ------------------------------------------------------------------------




                                              ----------------------------------
                                                         (Signature)

To:   Ampersand Medical Corp.
      414 North Orleans, Suite 510
      Chicago, IL 60610

                             CASHLESS EXERCISE FORM
            (To be executed upon conversion of the attached Warrant)

     The undersigned hereby irrevocably elects to surrender its Warrant for the number of shares of Common Stock as shall be issuable pursuant to the cashless exercise provisions set forth in Section 2 of the within Warrant, in respect of ____ shares of Common Stock underlying the within Warrant, and requests that certificates for such securities be issued in the name of and delivered to:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    (Print, Name, Address and Social Security
                          or Tax Identification Number)

and, if such number of shares shall not be all the shares exchangeable or purchasable under the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated:                                        Name
      ----------------------------                 -----------------------------
                                                              (Print)

Address:
        ------------------------------------------------------------------------




                                              ----------------------------------
                                                         (Signature)